UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2009

Red Mile Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50814	20-4441647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

223 San Anselmo Way, #3
San Anselmo, CA 94960
(Address of principal executive offices) (Zip Code)

(415) 339-4240
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

As previously reported on May 23, 2007, Red Mile Entertainment, Inc. (the “Company”) and Frank Miller, Inc., a New York corporation (“FMI”), entered into a multi-year world-wide license agreement on May 18, 2007 (the “Licensing Agreement”) pursuant to which the Company was granted the exclusive rights for the multi-platform development, manufacturing, and publishing of all current and future games under the title “Sin City” (the “Title”) and all comic books and collections, graphic novels, and other books owned or controlled by FMI related to the Title, including all storylines of those comic books and graphic novels. Pursuant to the Licensing Agreement, the Company agreed to make scheduled payments to FMI. A copy of the Licensing Agreement was attached as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 23, 2007.

On May 12, 2009, the Company received from FMI a notice of breach with respect to the Licensing Agreement, claiming that the Company failed to make a payment under the Licensing Agreement in the amount of $125,000 and demanding payment by May 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED MILE ENTERTAINMENT, INC.

Dated: May 18, 2009	By:	/s/ Simon Price
Simon Price
Chief Executive Officer and President